                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          THE NEW YORK TIMES COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                     N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                Notice of 1997
                                Annual Meeting
                                and Proxy Statement

[LOGO]

THE NEW YORK TIMES COMPANY
229 West 43d Street, New York, NY 10036
212 556-1234

        The New York Times Company
        229 West 43d Street, New York, N. Y. 10036 (212) 556-1234
[LOGO]

                                                                   April 7, 1997

To Our Stockholders:

    Our 1997 Annual Meeting of Stockholders will be held on Friday, May 16, at 9:00 A.M., local time, at WTKR-TV, 720 Boush Street, Norfolk, VA 23510.

    The accompanying Notice of Annual Meeting and Proxy Statement set forth the business intended to be transacted. Time will be made available for a discussion of these items as well as for other questions about the business affairs of the Company. As usual, all stockholders will be sent a report of the meeting.

    Louis V. Gerstner, Jr., Marian S. Heiskell and Cyrus R. Vance will be retiring from our Board of Directors next month and are not nominees for election at this year's Annual Meeting. They have served on our Board since 1986, 1963 and (except when he was Secretary of State from 1977 to 1980) 1975, respectively. We are grateful for their immense contributions to the success of the Company, and we wish them well.

    Russell T. Lewis, the Company's President and Chief Operating Officer, and Arthur O. Sulzberger, Jr., Publisher of THE NEW YORK TIMES, are new nominees for election this year. We believe the addition of these two members of our senior management team will strengthen our Board as we move into the next millenium.

    This year our meeting will be held in Norfolk, Virginia, to continue our program of rotating some meetings outside New York to areas where the Company has significant business activities. Norfolk is the home of WTKR-TV, a television station we acquired in 1995, and the Company's new Shared Services Center (which, through the centralization of Company-wide accounting and recordkeeping functions, will result in significant efficiencies). A map showing you how to reach the meeting site appears on the outside back cover of this Proxy Statement.

    It is important that your shares be represented at the meeting, whether or not you are personally able to attend. Accordingly, please sign, date and mail the enclosed proxy card in the return envelope as promptly as possible. Your cooperation in this regard will be very much appreciated.

Sincerely yours,

/s/ Arthur Ochs Sulzberger

ARTHUR OCHS SULZBERGER
CHAIRMAN

       The New York Times Company
       229 West 43d Street, New York, N. Y. 10036 (212) 556-1234
[LOGO]
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held May 16, 1997

TO THE HOLDERS OF CLASS A AND CLASS B COMMON STOCK OF
THE NEW YORK TIMES COMPANY:

    The Annual Meeting of the holders of the Class A and Class B Common Stock of The New York Times Company (the "Company") will be held at WTKR-TV, 720 Boush Street, Norfolk, VA 23510, on Friday, May 16, 1997, at 9:00 A.M., local time, for the following purposes:

        1. To elect a Board of 14 members;

        2. To ratify the selection of Deloitte & Touche LLP, independent certified public accountants, as auditors for the fiscal year ending December 28, 1997; and

        3. To transact such other business as may properly come before the meeting.

    Holders of the Class A and Class B Common Stock of record at the close of business on March 27, 1997, are entitled to notice of and to vote at this meeting as set forth in the Proxy Statement. Class A stockholders are entitled to vote for the election of five of the 14 directors. Class A and Class B stockholders, voting together as a single class, are entitled to vote for the ratification of the selection of Deloitte & Touche LLP as auditors for 1997. Class B stockholders are entitled to vote for the election of nine of the 14 directors and on all other matters presented to the meeting.

New York, N.Y.
April 7, 1997

By Order of the Board of Directors

/s/ Laura J. Corwin
LAURA J. CORWIN
SECRETARY

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. THIS IS IMPORTANT FOR THE PURPOSE OF INSURING A QUORUM AT THE MEETING.

                           THE NEW YORK TIMES COMPANY
[LOGO]

                                PROXY STATEMENT

                               TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                -----
Solicitation of Proxies....................................................................................           1
    Voting Securities of the Company.......................................................................           1
    Principal Holders of Common Stock......................................................................           1
    Security Ownership of Management.......................................................................           5
    Section 16(a) Beneficial Ownership Reporting Compliance................................................           8
    The 1986 Trusts........................................................................................           8
    Globe Voting Trust.....................................................................................           9
Proposal Number 1: Election of Directors...................................................................          10
    Class A Directors......................................................................................          11
    Class B Directors......................................................................................          12
    Interest of Directors in Certain Transactions of the Company...........................................          14
    Certain Information about the Board of Directors.......................................................          14
    Compensation of Directors; Liability and Reimbursement Insurance.......................................          15
Compensation of Executive Officers.........................................................................          17
    Summary Compensation Table.............................................................................          17
    Termination of Employment Arrangements.................................................................          18
    Option Grants in Last Fiscal Year......................................................................          18
    Aggregated Option Exercises in Last Fiscal Year, and FY-End
      Option Values........................................................................................          19
    Pension Plan Table.....................................................................................          19
    Performance Presentation...............................................................................          20
    Compensation Committee Report..........................................................................          22
Proposal Number 2: Selection of Auditors...................................................................          24
Other Matters..............................................................................................          24
    Discretionary Authority to Vote Proxy..................................................................          24
    Annual Report; Annual Report on Form 10-K..............................................................          24
    Submission of Stockholder Proposals....................................................................          25

THE NEW YORK TIMES COMPANY
PROXY STATEMENT
1997 ANNUAL MEETING OF STOCKHOLDERS
--------------------------------------------------------------------------------
SOLICITATION OF PROXIES
--------------------------------------------------------------------------------

    The enclosed proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held May 16, 1997, and at any adjournment or adjournments thereof. A proxy may be revoked by notice in writing to the Secretary at any time prior to the exercise thereof or by execution of a proxy bearing a later date. Each valid proxy received in time will be voted at the meeting, and, if a choice is specified, it will be voted in accordance with such specification. This Proxy Statement and the proxies solicited hereby are being first sent or delivered to stockholders of the Company on or about April 7, 1997. The cost of solicitation of proxies, including the reimbursement to banks and brokers for reasonable expenses of sending proxy material to their principals, will be borne by the Company. The Company has engaged Georgeson & Co., Inc. to assist in the solicitation of proxies from brokers, banks, institutions and other fiduciaries by mail, telephone, telegraph and facsimile for a fee of $6,500 plus out-of-pocket expenses. In addition, proxies may be solicited by officers of the Company in person or by mail, telephone or facsimile.

VOTING SECURITIES OF THE COMPANY

    The Company has two classes of outstanding voting securities, the Class A Common Stock, 10 cents par value, and the Class B Common Stock, 10 cents par value. As of March 27, 1997, there were outstanding 97,611,723 shares of Class A Common Stock and 425,001 shares of Class B Common Stock. Only holders of record of the Class A or Class B Common Stock at the close of business on March 27, 1997, are entitled to vote at the meeting.

    Each share of stock is entitled to one vote. The Class A stockholders have limited voting rights and are entitled to vote for the election of five of the 14 directors. Class A and Class B stockholders, voting together as a single class, are entitled to vote for the ratification of the selection of Deloitte & Touche LLP as auditors for the fiscal year ending December 28, 1997. The Class B stockholders are entitled to vote for the election of nine of the 14 directors and on all other matters presented to the meeting.

PRINCIPAL HOLDERS OF COMMON STOCK

    The following table sets forth the only persons who, to the knowledge of management, owned beneficially on March 27, 1997, more than 5% of the outstanding shares of either Class A or Class B Common Stock:

NAME AND ADDRESS                                                       SHARES (%)
-------------------------------------------------------  --------------------------------------

                                                               CLASS A                   CLASS B
                                                         -------------------        -----------------
1986 Trusts(1,2).......................................      3,694,050(3.8%)           369,405(86.9%)
229 West 43d Street
New York, NY

Lynn G. Dolnick(1,2,3).................................      3,716,948(3.8%)           369,964(87.1%)
229 West 43d Street
New York, NY

NAME AND ADDRESS                                                       SHARES (%)
-------------------------------------------------------  ---------------------------------------
                                                               CLASS A                 CLASS B
                                                         ------------------        -----------------
Marian S. Heiskell(1,2,4,5)............................            6,343,215(6.5%)           370,890(87.3%)
229 West 43d Street
New York, NY

Ruth S. Holmberg(1,2,4,6)..............................            7,054,422(7.2%)           370,590(87.2%)
117 Tenth Street
Chattanooga, TN

Judith P. Sulzberger(1,2,4,7)..........................            7,036,722(7.2%)           370,590(87.2%)
229 West 43d Street
New York, NY

Arthur Ochs Sulzberger(1,2,4,8)........................            8,025,691(8.2%)           371,190(87.3%)
229 West 43d Street
New York, NY

Globe Voting Trust(9)..................................            5,992,211(6.1%)                 0
William O. Taylor, Charles H. Taylor,
Benjamin B. Taylor, Benjamin Beale Baker
and Nancy B. Soulette, Trustees
c/o Bingham Dana & Gould
150 Federal Street
Boston, MA 02110

William O. Taylor(9,10)................................            6,104,220(6.3%)                 0
135 Morrissey Boulevard
Boston, MA 02107

Charles H. Taylor(9,11)................................            5,996,561(6.1%)                0
Globe Voting Trust
c/o Bingham Dana & Gould
150 Federal Street
Boston, MA 02110

Benjamin B. Taylor(9,12)...............................            6,252,032(6.4%)                 0
135 Morrissey Boulevard
Boston, MA 02107

Nancy B. Soulette(9,13)................................            5,992,230(6.1%)                 0
Globe Voting Trust
c/o Bingham Dana & Gould
150 Federal Street
Boston, MA 02110

Benjamin Beale Baker(9,14).............................            5,992,211(6.1%)                 0
Globe Voting Trust
c/o Bingham Dana & Gould
150 Federal Street
Boston, MA 02110

NAME AND ADDRESS                                                       SHARES (%)
-------------------------------------------------------  --------------------------------------
                                                               CLASS A             CLASS B
                                                         -------------------  -----------------
Mellon Bank Corporation(15)............................            5,138,000(5.3%)            0
One Mellon Bank Center
Pittsburgh, Pennsylvania 15258

------------------------

1. Each of Dr. Dolnick, Mrs. Heiskell, Mrs. Holmberg, Dr. Sulzberger and Mr. Sulzberger, as trustees of the 1986 Trusts (as described below in "The 1986 Trusts"), share voting and investment power with respect to the shares owned by the 1986 Trusts; thus under Securities and Exchange Commission ("SEC") regulations, each may be deemed a beneficial owner of the shares held by such 1986 Trusts. The shares held by the 1986 Trusts are therefore included in the amounts listed in this table opposite the names of all five of the foregoing persons. As a result of this presentation, there are substantial duplications in the number of shares and percentages shown in the table.

2. Class B Common Stock is convertible into Class A Common Stock on a share-for-share basis. Ownership of Class B Common Stock is therefore deemed to be beneficial ownership of Class A Common Stock under SEC regulations. For purposes of the table of Class A ownership, it has been assumed that each person listed therein as holding Class B Common Stock has converted into Class A Common Stock all shares of Class B Common Stock of which that person is deemed the beneficial owner. Thus all shares of Class B Common Stock held by the 1986 Trusts and by Dr. Dolnick, Mrs. Heiskell, Mrs. Holmberg, Dr. Sulzberger and Mr. Sulzberger have been included in the calculation of the total amount of Class A Common Stock owned by each such person as well as in the calculation of the total amount of Class B Common Stock owned by each such person. As a result of this presentation, there are substantial duplications in the number of shares and percentages shown in the table.

3. In addition to the amounts of Class A and B Common Stock set forth in notes 1 and 2, the holdings of Class A Common Stock reported for Dr. Dolnick include (a) 10,818 shares of Class A Common Stock and 559 shares of Class B Common Stock held jointly with her husband, (b) 929 shares of Class A Common Stock held by the Golden Family Charitable Fund, Inc., of which Dr. Dolnick has sole voting and investment power and (c) 10,592 shares of Class A Common Stock held by two trusts of which Dr. Dolnick is the sole trustee, which was created by Dr. Dolnick's brother, Michael Golden, for the benefit of his daughters and of which Dr. Dolnick disclaims beneficial ownership.

4. The holdings of Class A Common Stock reported for Mrs. Heiskell, Mrs. Holmberg, Mr. Sulzberger and Dr. Sulzberger include 54,812 shares of Class A Common Stock held by The Sulzberger Foundation, Inc., a private foundation of which they are officers and directors. The holdings of Class A Common Stock recorded for each of Mrs. Heiskell, Mrs. Holmberg and Dr. Sulzberger include 6,000 shares which could be acquired within 60 days under the Company's Non-Employee Directors' Stock Option Plan.

5. In addition to the amounts of Class A and B Common Stock set forth in notes 1, 2 and 4, the holdings of Class A Common Stock recorded for Mrs. Heiskell include 2,572,465 shares of Class A Common Stock held directly and 14,403 shares of Class A Common Stock held by a trust of which Mrs. Heiskell is a trustee, which was created by Mrs. Heiskell's mother for a child of Mr. Sulzberger.

6. In addition to the amounts of Class A and B Common Stock set forth in notes 1, 2 and 4, the holdings of Class A Common Stock recorded for Mrs. Holmberg include 3,293,335 shares of Class A Common Stock held directly and 5,040 shares of Class A Common Stock held by three trusts of which Mrs. Holmberg is a trustee, which were created by Mr. Holmberg for his children.

7. In addition to the amounts of Class A and Class B Common Stock set forth in notes 1, 2 and 4, the holdings of Class A Common Stock recorded for Dr. Sulzberger include 3,280,675 shares of Class A Common Stock held directly.

8. In addition to the amounts of Class A and Class B Common Stock set forth in notes 1, 2 and 4, the holdings of Class A Common Stock reported for Mr. Sulzberger include 3,201,241 shares of Class A Common Stock held directly, 14,403 shares of Class A Common Stock held by a trust of which Mr. Sulzberger is a trustee, which was created by his mother for a child of Mr. Sulzberger, 750,000 shares of Class A Common Stock held by a trust created by Mrs. Heiskell of which Mr. Sulzberger is the trustee and 309,400 shares of Class A Common Stock which could be acquired pursuant to options granted under the Company's Executive Incentive Compensation Plan and the Company's 1991 Executive Stock Incentive Plan (the "Plans"). The holdings of Class A Common Stock reported for Mr. Sulzberger exclude 1,870 shares of Class A Common Stock owned by his wife as her separate property. Mr. Sulzberger also holds 68,454 retirement units (right under the Plans to receive shares of Class A Common Stock in ten annual installments upon retirement), which are excluded from the amounts shown.

9. Messrs. Taylor, Ms. Soulette and Mr. Baker, as trustees of the Globe Voting Trust (as described below in "Globe Voting Trust"), share voting power with respect to the 5,992,211 shares of Class A Common Stock held by the Globe Voting Trust. Except as set forth in this note 9 and below in notes 10-14, Messrs. Taylor, Ms. Soulette and Mr. Baker have no economic interest in these shares and have no beneficial interest in the Globe Voting Trust. Because Messrs. Taylor, Ms. Soulette and Mr. Baker have the power to vote these shares, SEC rules require inclusion of such shares in the table as beneficially owned by each such person. As a result of this presentation, there are substantial duplications in the number of shares and percentages shown in the table.

10. The holdings reported for Mr. William O. Taylor include the following 125,854 shares of Class A Common Stock in which Mr. Taylor has an economic interest: (a) 52,942 shares held directly, (b) 8,437 shares held by a trust of which Mr. Taylor is a co-trustee and sole beneficiary, (c) 63,419 shares held through ownership of units in the Globe Voting Trust (as described below in "Globe Voting Trust") by a trust of which Mr. Taylor is a co-trustee and sole beneficiary, (d) 426 shares held through ownership of units in the Globe Voting Trust by Mr. Taylor, and (e) 630 shares held by Mr. Taylor's wife. The holdings recorded for Mr. Taylor also include 50,000 shares of Class A Common Stock held through a trust (other than the Globe Voting Trust) of which Mr. Taylor is co-trustee. Mr. Taylor has no economic interest in these shares and is not a beneficiary of such trust with respect to such shares. Because Mr. Taylor shares the power to vote, and in some cases, to dispose of or direct the disposition of, these shares, SEC rules require inclusion of such shares in the table as beneficially owned by Mr. Taylor.

11. The holdings reported for Mr. Charles H. Taylor include the following 326,310 shares in which Mr. Taylor has an economic interest: (a) 4,350 shares held directly, (b) 73,560 shares held through ownership of units in the Globe Voting Trust (as described below in "Globe Voting Trust") by Mr. Taylor, and (c) 248,400 shares held through ownership of units in the Globe Voting Trust by a trust of which Mr. Taylor is a co-trustee and a co-beneficiary in certain limited situations. The holdings recorded for Mr. Taylor also include 199,656 shares of Class A Common Stock held through ownership of units in the Globe Voting Trust by a trust of which Mr. Taylor is a co-trustee. Mr. Taylor is a contingent beneficiary with respect to such shares. Because Mr. Taylor shares the power to vote and, in some cases, to dispose of or direct the disposition of the shares, SEC rules require inclusion of such shares in the table as beneficially owned by Mr. Taylor.

12. The holdings reported for Mr. Benjamin B. Taylor include the following 277,717 shares in which Mr. Taylor has an economic interest: (a) 890 shares held directly, (b) 172,115 shares held through ownership of units in the Globe Voting Trust (as described below in "Globe Voting Trust") by a trust of which Mr. Taylor is a co-trustee and sole beneficiary, (c) 37,500 shares held through ownership of units in the Globe Voting Trust by a trust of which Mr. Taylor's wife is a co-trustee and his future grandchildren are the sole beneficiaries, (d) 5,343 shares held through ownership of units in the Globe Voting Trust by Mr. Taylor as custodian for the benefit of his children, (e) 1,338 shares held through ownership of units in the Globe Voting Trust by a trust of which Mr. Taylor's wife is a co-trustee and sole beneficiary, (f) 26,931 shares which could be acquired pursuant to options granted under the Company's 1991 Executive Stock Incentive Plan and (g) 33,600 shares which could be acquired pursuant to options granted under stock option plans of Affiliated Publications, Inc., former parent company of THE BOSTON GLOBE ("API") (these options were converted into options to purchase Class A Common Stock upon the acquisition of API by the Company). The holdings recorded for Mr. Taylor also include 198,400 shares of Class A Common Stock held through two trusts (other than the Globe Voting Trust) of which Mr. Taylor is co-trustee. Mr. Taylor has no economic interest in these shares and is not a beneficiary of either trust with respect to such shares. Because Mr. Taylor shares the power to vote and, in some cases, to dispose or direct the disposition of these shares, SEC rules require the inclusion of such shares in the table as beneficially owned by Mr. Taylor.

13. The shares reported for Ms. Soulette include the following 92,219 shares in which Ms. Soulette has an economic interest: (a) 19 shares held directly and
    (b) 92,200 shares held through ownership of units in the Globe Voting Trust by a trust of which Ms. Soulette is a co-trustee and sole beneficiary.

14. The shares reported for Mr. Baker include 276,657 shares in which Mr. Baker has an economic interest, which shares are held through ownership of units in the Globe Voting Trust by Mr. Baker.

15. According to information contained in its filing with the SEC pursuant to
    Section 13(g) of the Securities Exchange Act of 1934, as amended, as of December 31, 1996, Mellon Bank Corporation beneficially owned 5,138,000 shares of Class A Common Stock through 11 direct and indirect subsidiaries, including four banks and seven registered investment advisors. According to such filing, Mellon Bank Corporation has sole voting power over 4,628,000 shares, sole dispositive power over 3,631,000 shares, shared voting power over 97,000 shares and shared dispositive power over 1,414,000 shares. The filing also states that such shares were acquired in the ordinary course of business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of the Company. Mellon Bank Corporation has advised the Company that all such shares are beneficially owned by its direct and indirect subsidiaries in their various fiduciary companies and that no individual account owns 5% or more of the outstanding Class A Common Stock.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table shows the beneficial ownership, reported to the Company as of March 27, 1997, of Class A Common Stock, Class B Common Stock and 5 1/2% Cumulative Prior Preference Stock, including shares as to which a right to acquire ownership exists (for example, by the exercise of stock options, or the conversion of Class B Common Stock into Class A Common Stock) within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, of each director, each nominee, the chief executive officer and the five other most highly compensated executive officers of the Company during 1996 and all directors, nominees and executive officers of the Company, as a group. A portion of the shares reported below are held by the 1986 Trusts and the Globe Voting Trust, whose trustees share voting and, in some cases, investment power with respect thereto. See "1986 Trusts" and "Globe Voting Trust."

                                                                                      5 1/2%
                                                                                  CUMULATIVE PRIOR
                                                        COMMON STOCK              PREFERENCE STOCK
                                                   -----------------------        -----------------

                                                     CLASS A         CLASS B
                                                   ------------    ---------
John F. Akers(1).................................        10,000(*)         0             0
  Director
Richard L. Gelb(1)...............................        15,000(*)         0             0
  Director
Louis V. Gerstner, Jr.(2)........................         7,500(*)         0             0
  Director
David L. Gorham(3)...............................       147,085(*)         0             0
  Former Senior Vice President and Deputy Chief
  Operating Officer
Marian S. Heiskell(4,8)..........................     6,343,215(6.5%)   370,890(87.3%)   0
  Director
A. Leon Higginbotham, Jr.(5).....................         4,200(*)         0             0
  Director
Ruth S. Holmberg(4,8)............................     7,054,422(7.2%)   370,590(87.2%) 698(4.0%)
  Director
Robert A. Lawrence(6)............................        20,998(*)         0             0
  Director
Russell T. Lewis.................................           923(*)         0             0
  President and Chief Operating Officer and
  nominee for director
George B. Munroe(2)..............................         7,000(*)         0             0
  Director
Charles H. Price II(1)...........................         7,000(*)         0             0
  Director
Lance R. Primis(7)...............................             0            0             0
  Former President and Chief Operating Officer
George L. Shinn(1)...............................         8,000(*)         0             0
  Director
Donald M. Stewart(1).............................         8,075(*)         0             0
  Director
Arthur Ochs Sulzberger(4,8)......................     8,025,691(8.2%)   371,190(87.3%) 185(1.1%)
  Chairman of the Board and Chief Executive
  Officer
Arthur O. Sulzberger, Jr.(8,9)...................       103,890(*)       480(*)         180(1.0%)
  Publisher of THE NEW YORK TIMES and nominee for
  director
Judith P. Sulzberger(4,8)........................     7,036,722(7.2%)   370,590(87.2%)  185(1.1%)
  Director
William O. Taylor(10)............................     6,104,220(6.3%)      0             0
  Director, Chief Executive Officer of Globe
  Newspaper Company
Cyrus R. Vance(1)................................        12,200(*)         0             0
  Director
All Directors, Nominees and Executive Officers(8)
  (30 individuals)...............................    23,925,858(24.5%)   376,644(88.6%) 1,573(9.0%)

                                                   (FOOTNOTES ON FOLLOWING PAGE)

(FOOTNOTES FOR PRECEDING PAGE)
------------------------

*   Less than 1%.

 1. The amount reported for this director includes 6,000 shares of Class A Common Stock which could be acquired within 60 days pursuant to options under the Company's Non-Employee Directors' Stock Option Plan.

 2. The amount reported for this director includes 5,000 shares of Class A Common Stock which could be acquired within 60 days pursuant to options under the Company's Non-Employee Directors' Stock Option Plan.

 3. Effective January 1, 1997, Mr. Gorham retired and is therefore no longer an executive officer. The amount reported for Mr. Gorham includes 1,121 shares of Class A Common Stock held directly and 145,964 shares which could be acquired within 60 days pursuant to options under the Company's 1991 Executive Stock Incentive Plan and Executive Incentive Compensation Plan (the "Plans"). (See "Compensation of Executive Officers," table of "Aggregated Option Exercises in Last Fiscal Year, and FY-End Option Values.") Mr. Gorham also holds 2,784 retirement units (right under the Plans to receive shares of Class A Common Stock in ten annual installments upon retirement), which are excluded from the amount shown.

 4. See "Principal Holders of Common Stock" and "1986 Trusts" for a discussion of this director's holdings.

 5. The amount reported for Judge Higginbotham includes 4,000 shares of Class A Common Stock which could be acquired within 60 days pursuant to options under the Company's Non-Employee Directors' Stock Option Plan.

 6. The amount reported for Mr. Lawrence includes 3,000 shares which could be acquired within 60 days under the Company's Non-Employee Directors' Stock Option Plan.

 7. Mr. Primis resigned as an executive officer effective September 20, 1996.

 8. Class B Common Stock is convertible into Class A Common Stock on a share-for-share basis. Ownership of Class B Common Stock is therefore deemed to be beneficial ownership of Class A Common Stock under SEC regulations. For purposes of the presentation of ownership of Class A Common Stock in this table, it has been assumed that each director, nominee and executive officer has converted into Class A Common Stock all shares of Class B Common Stock of which that person is deemed the beneficial owner. Thus all shares of Class B Common Stock held by the directors, nominees and executive officers, including shares held by the 1986 Trusts, have been included in the calculation of the total amount of Class A Common Stock owned by such group as well as in the calculation of the total amount of Class B Common Stock owned by such group.

9. The amount reported for Mr. Sulzberger, Jr. includes 33,982 shares of Class A Common Stock held directly, of which 7,021 shares are held jointly with Mr. Sulzberger, Jr.'s wife; 6,595 shares held by trusts of which Mr. Sulzberger, Jr. is a trustee, which were created by Mr. Sulzberger, Jr.'s cousin for the benefit of the latter's children and of which Mr. Sulzberger, Jr. disclaims beneficial ownership; 69,428 shares which could be acquired within 60 days pursuant to options under the Company's Plans (see "Compensation of Executive Officers," table of "Aggregated Option Exercises in Last Fiscal Year, and FY-End Option Values"); and 480 shares which could be acquired upon conversion of Mr. Sulzberger, Jr.'s 480 shares of Class B Common Stock. The holdings of Class A Common Stock recorded for Mr. Sulzberger, Jr. exclude 9,060 shares held by Mr. Sulzberger, Jr.'s wife as custodian for their minor children; Mr. Sulzberger, Jr. disclaims beneficial ownership of these shares.

10. See "Principal Holders of Common Stock" and "Globe Voting Trust" for a discussion of Mr. Taylor's holdings.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The Company's directors and executive officers are required to file reports with the SEC of changes in their ownership of Company stock. Based on its review of such reports, the Company believes that all filing requirements were met by its directors and executive officers during 1996 except for the following late filings by executive officers: Thomas H. Nied (former executive officer), two late reports respecting one transaction each; James W. FitzGerald, one late report respecting one transaction; Arthur O. Sulzberger, Jr., one late report respecting two transactions; and Russell T. Lewis, his first required report (Form 3) two days late.

THE 1986 TRUSTS

    Mrs. Heiskell, Mrs. Holmberg, Dr. Sulzberger, and Mr. Sulzberger (the "grantors") (see "Principal Holders of Common Stock") have executed indentures creating four separate trusts (the "1986 Trusts"), one for the benefit of each of the grantors and his or her family. Each grantor transferred to the 1986 Trust for his or her family the shares of Class B Common Stock and a portion of the Class A Common Stock that he or she inherited from Adolph S. Ochs.

    The grantors are the initial trustees of the 1986 Trusts. By instrument dated December 5, 1996, the grantors amended their Trust Indentures to provide for an additional fifth trustee of each of the 1986 Trusts. On December 19, 1996, the grantors appointed Lynn G. Dolnick, daughter of Mrs. Holmberg, as the fifth trustee.

    Each of the 1986 Trusts will continue in existence until the expiration of 21 years after the death of the survivor of all descendants of the mother of the grantors, Mrs. Iphigene Ochs Sulzberger ("Mrs. Sulzberger") living on August 5, 1986. Each Indenture of Trust is subject to the terms and provisions of a shareholders agreement (the "Shareholders Agreement") among the grantors, their children and the Company, which restricts the transfer of Class B Common Stock transferred to the 1986 Trusts by requiring, prior to any sale or transfer, the offering of those shares among the other family shareholders (including the 1986 Trusts) and then to the Company at the Class A Common Stock market price then prevailing (or if the Company is the purchaser, at the option of the selling shareholder, in exchange for Class A Common Stock on a share-for-share basis), and the conversion of such shares into Class A Common Stock if such purchase rights are not exercised and the shares are to be transferred to a person or persons other than family shareholders or the Company. There are certain exceptions for gifts and other transfers within the family of Adolph S. Ochs provided that the recipients become parties to the Shareholders Agreement.

    In addition, the Shareholders Agreement provides that if the Company is a party to a merger (other than a merger solely to change the Company's jurisdiction of incorporation), consolidation or plan of liquidation in which the Class B Common Stock is exchanged for cash, stock, securities or any other property of the Company or of any other corporation or entity, each signing shareholder will convert his or her shares of Class B Common Stock into Class A Common Stock prior to the effective date of such transaction so that a holder of such shares will receive the same cash, stock or other consideration that a holder of Class A Common Stock would receive in such a transaction. Except for the foregoing, each signing shareholder has agreed not to convert any shares of Class B Common Stock received from a trust created under the will of Adolph S. Ochs into Class A Common Stock. The Shareholders Agreement will terminate upon the expiration of 21 years after the death of the survivor of all descendants of Mrs. Sulzberger living on August 5, 1986. The trustees of the 1986 Trusts have also signed the Shareholders Agreement and become parties thereto.

    The trustees of each 1986 Trust, subject to the limited exceptions described below, are directed to retain the Class B Common Stock held in each 1986 Trust and not to sell, distribute or convert such shares into Class A Common Stock and to vote such Class B Common Stock against any merger, sale of assets or other transaction pursuant to which control of THE NEW YORK TIMES passes from the trustees unless they unanimously determine that the primary objective of the 1986 Trusts, which is to maintain the editorial independence and integrity of THE NEW YORK TIMES and to continue it as an independent newspaper, entirely fearless, free of ulterior influence and unselfishly devoted to the public welfare, can be achieved better by the sale, distribution or conversion of such stock or by the implementation of such transaction. If upon such determination any Class B Common Stock is distributed to the beneficiaries of the 1986 Trusts, it must be distributed only to descendants of Mrs. Sulzberger, subject to the provisions of the Shareholders Agreement. Similarly, any sale by the 1986 Trusts of Class B Common Stock upon such determination can be made only in compliance with the Shareholders Agreement.

    The trustees of each 1986 Trust are granted various powers and rights, including among others: (i) to vote all the shares of Class A and Class B Common Stock held by such 1986 Trusts; (ii) to fill any vacancy in the office of trustee; (iii) to remove any trustee other than any of the four initial trustees; and (iv) to amend certain provisions of the Trust Indenture, but not the provisions relating to retaining the Class B Common Stock or the manner in which such shares may be distributed, sold or converted. The trustees act by the affirmative vote of four trustees, except that prior to any sale or distribution of Class B Common Stock outside of the 1986 Trusts or conversion of Class B Common Stock or a vote to approve a merger, sale of assets or other transaction pursuant to which control of THE NEW YORK TIMES passes from the trustees, the trustees must unanimously determine that the primary purpose of the 1986 Trusts as described above is best achieved by such distribution, sale, conversion or other transaction. Unanimity is also required for the amendment of those provisions of the Trust Indenture which may be amended. An initial trustee may not be removed unless physically or mentally incapable of discharging the duties of trustee.

    Upon the termination of the 1986 Trusts at the end of the stated term thereof, the shares of Class A and Class B Common Stock held by such trusts will be distributed to the descendants then living of Mrs. Sulzberger.

GLOBE VOTING TRUST

    The Globe Voting Trust was established on October 1, 1954, and amended on October 1, 1993, the effective date of the Company's acquisition of API, the parent company of THE BOSTON GLOBE (the "API Acquisition"). Units in the Globe Voting Trust represent 5,992,211 shares of Class A Common Stock received pursuant to the API Acquisition, principally by descendants of the two founders of THE BOSTON GLOBE or by trusts for their benefit.

    The trustees of the Globe Voting Trust have the sole power to exercise all voting rights of stockholders with respect to shares of the Company's Class A Common Stock deposited therein. Holders of Globe Voting Trust units, subject to certain disposition restrictions contained in the Globe Voting Trust, have the power to dispose, or to direct the disposition, of Globe Voting Trust units or the underlying shares of the Company's Class A Common Stock. The Globe Voting Trust restricts the number of shares of Class A Common Stock subject thereto that can be sold by any one person in a year, restricts sales to broker's transactions and sales to the Company, and requires that the trustees of the Globe Voting Trust give notice to the Company if any holder of Globe Voting Trust units withdraws from the Globe Voting Trust more than 10,000 shares in the aggregate in any calendar year. Such restrictions and requirements do not apply to the sale or gift to another beneficiary of such trust or a descendant of the two founders of THE BOSTON GLOBE; however, in such case the transferee shall be subject to the terms of the Globe Voting Trust. The Globe Voting Trust terminates on September 30, 2003. William O. Taylor is one of the five trustees of the Globe Voting Trust.

    The Globe Voting Trust is not the beneficial owner of any of the shares of Class B Common Stock of the Company.

--------------------------------------------------------------------------------
PROPOSAL NUMBER 1
ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

    The persons named as proxies intend (unless authority is withheld) to vote for the election as directors of the persons hereinafter named (the "Nominees"), upon their nomination for such office at the Annual Meeting. Directors so elected will hold office until the next Annual Meeting and until their successors are elected and qualified.

    The Certificate of Incorporation of the Company provides that Class A stockholders have the right to vote for the election of 30% of the Board of Directors, or the nearest larger whole number, if such percentage is not a whole number. Accordingly, the Class A stockholders will elect five of the 14 directors, and Class B stockholders will elect nine directors. Directors are elected by a plurality of the votes cast.

    The five Nominees for election as directors by the Class A stockholders are
A. Leon Higginbotham, Jr., Robert A. Lawrence, Charles H. Price II, William O. Taylor and Donald M. Stewart. The nine Nominees for election as directors by the Class B stockholders are John F. Akers, Richard L. Gelb, Ruth S. Holmberg, Russell T. Lewis, George B. Munroe, George L. Shinn, Arthur Ochs Sulzberger, Arthur O. Sulzberger, Jr. and Judith P. Sulzberger. Mrs. Holmberg, Mr. Sulzberger and Dr. Sulzberger are siblings. Mr. Sulzberger, Jr. is the son of Mr. Sulzberger. All of the Nominees other than Messrs. Lewis and Sulzberger, Jr. are currently directors of the Company and were elected at the Annual Meeting of Stockholders held on April 16, 1996, for which proxies were solicited. Louis V. Gerstner, Jr., Marian S. Heiskell and Cyrus R. Vance, currently directors, have decided not to stand for re-election. The Board of Directors has amended the by-laws to provide that the size of the Board will be reduced to 14 members, effective May 16, 1997. Messrs. Taylor and Lawrence were elected directors by the Board in October 1993, immediately following the consummation of the API Acquisition. Mr. Taylor was formerly Chairman of the Board of API, and Mr. Lawrence was a director of API. Their election to the Company's board was required by the Agreement and Plan of Merger, dated as of June 11, 1993, as amended as of August 12, 1993, among the Company, its subsidiary, Sphere, Inc., and API (the "API Merger Agreement"). The API Merger Agreement also requires the Company to cause Messrs. Taylor and Lawrence to be nominees for director at least through the Company's 1998 annual meeting. See "Interest of Directors in Certain Transactions of the Company."

    If any of the Nominees should become unavailable for election, all uninstructed proxies will be voted for the election of such other person or persons as may be designated by the Board, but the Board has no reason to anticipate that this will occur. The following information is furnished with respect to each of the Nominees and is based on information submitted by the person named:

--------------------------------------------------------------------------------

                  NAME, PRINCIPAL OCCUPATION, AND OTHER INFORMATION
--------------------------------------------------------------------------------

CLASS A DIRECTORS

                   THE HONORABLE A. LEON HIGGINBOTHAM, JR.
                   Of counsel, Paul, Weiss, Rifkind, Wharton & Garrison (law firm), from 1993
                   Public Service Professor of Jurisprudence, Kennedy School of Government,
                   Harvard University, from 1994
                   Commissioner, U.S. Commission on Civil Rights, from 1995

   [PHOTO]
                   Senior Circuit Judge for the United States Court of Appeals, Third Circuit (from 1991 to 1993); Chief Judge for the United States Court of Appeals, Third Circuit (from 1990 to
                   1991); Circuit Judge for the United States Court of Appeals, Third Circuit (from 1977 to 1991) Director Since: 1993

                   Committee Memberships: Audit and Employee Retirement Income Security Act ("ERISA")

                   Age: 69

                   ROBERT A. LAWRENCE
                   Director of various corporations and not-for-profit entities

                   Partner, Saltonstall & Co. (family trust and investment office, from 1984 to 1996)

                   Director or Trustee of 34 funds managed by Metropolitan Life Insurance Co.,

   [PHOTO]
                   State Street Research and Management Co. and affiliates

                   Director Since: 1993

                   Committee Membership: Nominating (Chairman), Compensation and ERISA

                   Age: 70

                   THE HONORABLE CHARLES H. PRICE II
                   Director of various corporations and not-for-profit entities

                   Chairman, Mercantile Bank of Kansas City, from 1992 to 1996, and Director, Mercantile Bancorp (bank holding company), from 1992 to 1996

  [PHOTO]

                   Director of Hanson PLC, Texaco Inc., 360 DEG. Communications, Inc. and U.S. Industries, Inc.

                   United States Ambassador to the United Kingdom of Great Britain and Northern Ireland from 1983 to 1989

                   Director Since: 1989

                   Committee Memberships: Compensation and Employee Stock Purchase Plan ("ESPP")

                   Age: 66

                   DONALD M. STEWART
                   President of The College Board (association of high schools and colleges, sponsor of Scholastic Assessment Tests and other academic activities), from 1987

                   Director of Principal Financial Group (Bankers Life of Iowa Insurance

   [PHOTO]
                   Company) and Campbell Soup Company, Trustee, Educational Broadcasting Corporation (Thirteen/WNET-TV)

                   Director Since: 1986

                   Committee Memberships: ERISA (Chairman), Audit and Nominating
                   Age: 58

--------------------------------------------------------------------------------

                  NAME, PRINCIPAL OCCUPATION, AND OTHER INFORMATION
--------------------------------------------------------------------------------

                   WILLIAM O. TAYLOR
                   Chairman and Chief Executive Officer, Globe Newspaper Company, from 1982

                   Publisher, THE BOSTON GLOBE (from 1978 to 1997), Chairman and Chief Executive Officer (from 1982 to 1993), President (from 1992 to 1993) and Director (from 1972 to 1993), Affiliated Publications, Inc.
   [PHOTO]

                   Director Since: 1993

                   Committee Membership: Finance

                   Age: 64

CLASS B DIRECTORS

                   JOHN F. AKERS
                   Director of various corporations

                   Chairman (from 1986 to 1993), Director (from 1983 to 1993), Chief Executive Officer (from 1985 to 1993), and President (from 1983 to 1989), IBM

   [PHOTO]
                   Director of PepsiCo, Inc., Springs Industries, Inc., Zurich Insurance Company-U.S., Lehman Brothers Holdings, Inc., Hallmark Cards, Inc. and W.R. Grace & Co.

                   Director Since: 1985
                   Committee Memberships: Finance (Chairman), Compensation and Nominating

                   Age: 62

                   RICHARD L. GELB

                   Consultant and Director of various corporations and not-for-profit entities Chairman Emeritus (from 1995), Chairman (from 1976 to 1995), President (from 1972 to 1976), Chief Executive Officer (from 1972 to 1993) and Director (from 1960), Bristol-Myers Squibb Company (a diversified healthcare company)

   [PHOTO]         Director of New York Life Insurance Company

                   Director Since: 1974

                   Committee Memberships: Compensation (Chairman), Finance and Nominating

                   Age: 72

                   RUTH S. HOLMBERG
                   Chairman, Times Printing Company (THE CHATTANOOGA TIMES newspaper), from 1992

                   Publisher, THE CHATTANOOGA TIMES, from 1964 to 1992

   [PHOTO]
                   Director Since: 1961

                   Committee Membership: ERISA

                   Age: 76

                   RUSSELL T. LEWIS
                   President and Chief Operating Officer of the Company, from
                   1996

                   President and General Manager (from 1993 to 1996), Deputy General Manager (from 1991 to 1993), Senior Vice President, Production (from 1988 to 1991) and

   [PHOTO]
                   Senior Vice President, Circulation (from 1984 to 1988), THE NEW YORK TIMES

                   Age: 49

--------------------------------------------------------------------------------

                  NAME, PRINCIPAL OCCUPATION, AND OTHER INFORMATION
--------------------------------------------------------------------------------

                   GEORGE B. MUNROE
                   Director of various corporations and not-for-profit entities

                   Consultant (from 1987 to 1990), Chairman (from 1975 to 1987), Chief Executive Officer (from 1969 to 1987) and Director (from 1966 to 1994), Phelps Dodge Corporation (copper mining, manufacturing and specialty chemicals)

   [PHOTO]
                   Director of Santa Fe Pacific Gold Corporation

                   Director Since: 1988

                   Committee Memberships: Audit (Chairman), Finance and
                   Nominating

                   Age: 75

                   GEORGE L. SHINN
                   Consultant and Corporate Director

                   Chairman of the Board and Chief Executive Officer (from 1976 to 1983) and Director (from 1976 to 1988), First Boston, Inc. (international investment bank)

   [PHOTO]
                   Trustee of 43 funds of the Colonial Group of Mutual Funds

                   Director Since: 1978

                   Committee Memberships: Audit, ERISA and ESPP

                   Age: 74

                   ARTHUR OCHS SULZBERGER
                   Chairman and Chief Executive Officer of the Company, from
                   1973

                   Publisher, THE NEW YORK TIMES, from 1963 to 1992

                   Director Since: 1959

   [PHOTO]

                   Committee Membership: Nominating

                   Age: 71

                   ARTHUR O. SULZBERGER, JR.

                   Publisher, THE NEW YORK TIMES, since 1992
                   Deputy Publisher (from 1988 to 1992) and Assistant Publisher (from 1987 to 1988), THE NEW YORK TIMES

   [PHOTO]

                   Age: 45

                   JUDITH P. SULZBERGER
                   Physician, Columbia College of Physicians & Surgeons, from 1992 (Genome Center, from 1996)

                   Attending Physician, St. Luke's-Roosevelt Hospital Center, Division of Allergy,

   [PHOTO]
                   Clinical Immunology and Infectious Diseases, from 1986 to
                   1991

                   Director Since: 1974

                   Committee Memberships: ESPP and ERISA

                   Age: 73

INTEREST OF DIRECTORS IN CERTAIN TRANSACTIONS OF THE COMPANY

    1. In the ordinary course of business, the Company and its subsidiaries from time to time engage in transactions with other corporations or financial institutions whose officers or directors are also directors of the Company. Such transactions are conducted on an arm's length basis and may not come to the attention of the directors or officers of the Company or of the other corporations or financial institutions involved.

    2. During 1996, Arthur O. Sulzberger, Jr., was employed as Publisher of THE NEW YORK TIMES; Stephen Golden, Mrs. Holmberg's son, was employed as Vice President, Forest Products, Health, Safety and Environmental Affairs, of the Company; Michael Golden, Mrs. Holmberg's son, was employed as Vice President, Operations Development, of the Company; Daniel Cohen, Dr. Sulzberger's son, was employed as Vice President, Advertising Sales, and as Senior Vice President, Advertising, both in the Advertising Department of THE NEW YORK TIMES; and Susan
W. Dryfoos, Mrs. Heiskell's daughter, was employed as Director, Times History Productions. With respect to services performed for the Company in 1996, Mr. Stephen Golden earned $225,000 and a bonus of $158,600; Mr. Michael Golden earned $250,000 and a bonus of $158,600; Mr. Cohen earned $177,927 and a bonus of $96,800; and Ms. Dryfoos earned $117,000 and a bonus of $50,400. See "Compensation of Executive Officers" for a description of Mr. Sulzberger, Jr.'s compensation.

    3. On October 1, 1993, the Company completed the acquisition of API, the parent company of THE BOSTON GLOBE. Pursuant to the API Merger Agreement, Messrs. Taylor and Lawrence were elected directors of the Company and named to the Finance and Compensation Committees respectively. They will be included as nominees for director at least through the 1998 annual meeting, provided they are willing and able to serve.

    The API Merger Agreement also provides Mr. Taylor (and his successors as publisher of THE BOSTON GLOBE) certain management and other rights (including agreements relating to the composition of the board of directors, the management and the continued separate existence of Globe Newspaper Company ("GNC"), the Company's subsidiary that owns THE BOSTON GLOBE). Mr. Taylor has an employment agreement with GNC that provides that he will remain employed until December 31, 1998, at the salary (as adjusted in the ordinary course) and with the benefits that he received prior to the merger. In addition, it provides that if his employment ends as a result of a termination without cause, or as a result of certain reasons specified therein, Mr. Taylor will become immediately vested in all outstanding stock options, will become eligible for continued health insurance coverage and outplacement services and will be entitled to receive the larger of two salary settlement arrangements, one of which is the present value of the sum of 125% of base salary and the target bonus for the remaining term of the agreement, and the other of which is one dollar less than three times Mr. Taylor's "base amount" as defined in Section 280G of the Internal Revenue Code of 1986.

CERTAIN INFORMATION ABOUT THE BOARD OF DIRECTORS

    The Company has standing Audit, Compensation, Employee Retirement Income Security Act ("ERISA"), Employee Stock Purchase Plan ("ESPP"), Finance and Nominating Committees. The Board of Directors established the Nominating Committee in February 1997.

    During 1996, the Board of Directors had 10 meetings. In addition, its standing committees, Audit, Compensation, ERISA, ESPP and Finance, held a total of 24 meetings. All directors of the Company attended 75% or more of the total meetings of the Board and committees of the Board of which they are members.

    In summary, the functions performed by these committees, their number of meetings and memberships are as follows:

    The Audit Committee selects the independent auditors for the Company (subject to ratification by the stockholders), reviews the scope and results of the annual audit, approves the services to be performed by the independent auditors, reviews the independence of the auditors, reviews the performance and fees of the independent auditors, reviews the adequacy of the system of internal accounting controls and reviews the scope and results of internal auditing procedures. The current members of the Audit Committee are George B. Munroe, Chairman, A. Leon Higginbotham, Jr., George L. Shinn, Donald M. Stewart and Cyrus R. Vance. The Committee held three meetings during 1996.

    The Compensation Committee adopts and oversees the administration of compensation plans for executive officers and senior management of the Company, determines awards granted senior management under such plans, approves remuneration arrangements for senior management, including all executive officers of the Company, and reviews the reasonableness of all such compensation. The current members of the Compensation Committee are Richard L. Gelb, Chairman, John F. Akers, Louis V. Gerstner, Jr., Robert A. Lawrence and Charles H. Price II. As required by the API Merger Agreement, Mr. Lawrence was made a member of the Compensation Committee in October 1993 upon his election to the Board of Directors. The Committee held seven meetings during 1996.

    The ERISA Committee appoints the members of the employee benefits committee of the Company, appoints and reviews the performance of the trustees and investment managers of the Company's pension plans and establishes and amends the Company's employee welfare and pension benefit plans and related trusts. The current members of the ERISA Committee are Donald M. Stewart, Chairman, A. Leon Higginbotham, Jr., Ruth S. Holmberg, Robert A. Lawrence, George L. Shinn and Judith P. Sulzberger. The Committee held five meetings in 1996.

    The ESPP Committee oversees the administration of the Employee Stock Purchase Plan for eligible employees of the Company and its subsidiaries. In that connection, the Committee has authority to adopt, administer and interpret such rules and regulations concerning the ESPP and offerings thereunder as it may deem advisable. The current members of the ESPP Committee are Marian S. Heiskell, Chairman, Charles H. Price II, George L. Shinn and Judith P. Sulzberger. The Committee held one meeting in 1996.

    The Finance Committee reviews the financial policies of the Company including, without limitation, dividend policy, repurchase of the Company's stock, short- and long-term financing, material acquisitions and dispositions and capital expenditures. The current members of the Finance Committee are Louis
V. Gerstner, Jr., who was Chairman until February 20, 1997; John F. Akers, who has been Chairman since February 20, 1997; Richard L. Gelb; Marian S. Heiskell; George B. Munroe; and William O. Taylor. As required by the API Merger Agreement, Mr. Taylor was made a member of the Finance Committee in October 1993 upon his election to the Board of Directors. The Committee held eight meetings in 1996.

    The Nominating Committee's principal function is to screen and to recommend candidates to fill vacancies on the Board of Directors. The current members of the Nominating Committee are Robert A. Lawrence, Chairman, John F. Akers, Richard L. Gelb, George B. Munroe, Donald M. Stewart and Arthur Ochs Sulzberger. Stockholders wishing to recommend director candidates for consideration by the Nominating Committee may do so by writing to the Secretary of the Company, giving the recommended nominee's name, biographical data and qualifications, accompanied by the written consent of the recommended nominee.

COMPENSATION OF DIRECTORS; LIABILITY AND REIMBURSEMENT INSURANCE

    Under the By-Laws, the directors do not receive a salary for their services, but may receive an annual retainer and a fixed sum for attendance at Board and committee meetings. Pursuant to resolutions of the Board, non-employee directors receive an annual retainer of $25,000, payable in quarterly installments of $6,250 and a fee of $1,000 for attendance at each Board and Committee meeting. In addition, they are paid their expenses of attendance. For 1996, the Company paid $584,761 in the form of retainers, meeting fees and expenses of attendance. In addition, in 1991 each non-employee director began receiving annually an option to purchase 1,000 shares of the Company's Class A Common Stock pursuant to the Company's Non-Employee Directors' Stock Option Plan. Such options, which are granted each year on the date of the Company's annual stockholders meeting with an exercise price equal to the market value of the Class A Common Stock on such date, become exercisable on the date of the next succeeding annual meeting and remain exercisable for ten years from the date of grant.

    Each director may participate in the Company's Matching Gifts Program, pursuant to which the Company will match 150% of charitable contributions made by such directors to colleges, schools, cultural or environmental organizations, up to a maximum Company contribution of $4,500 per person per year.

    The Company maintains life insurance on the life of each director who is not also an employee of the Company in the amount of $100,000. The income required by the Internal Revenue Service to be imputed in 1996 to non-employee directors because of the life insurance coverage was $5,616 in the aggregate. The Company also maintains life insurance on the life of each non-employee director who retired after 1991 in the amount of $25,000.

    The Company purchased directors' and officers' liability and reimbursement insurance effective January 1, 1997, for a period of two years. The combined limit of liability for the insurance is $50,000,000 for the two-year term and the total cost to the Company is $552,100. The insurers providing the insurance are Continental Casualty Company of Chicago, Illinois ($25,000,000), Gulf Insurance Company of St. Louis, Missouri ($15,000,000), and Reliance Insurance Company of Philadelphia, Pennsylvania ($10,000,000).

--------------------------------------------------------------------------------
COMPENSATION OF EXECUTIVE OFFICERS
--------------------------------------------------------------------------------

    The following tables and discussion summarize the compensation for the fiscal year ended December 29, 1996, of the chief executive officer of the Company, each of the four other most highly compensated executive officers of the Company and one individual who was one of the four other most highly compensated executive officers during 1996, but resigned effective September 20, 1996.

SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM COMPENSATION
                                                                                       -------------------------------------
                                                    ANNUAL COMPENSATION                          AWARDS             PAYOUTS
                                       ----------------------------------------------  --------------------------  ---------

           (A)                            (B)        (C)        (D)          (E)             (F)           (G)        (H)
                                                                            OTHER        RESTRICTED
                                                                           ANNUAL           STOCK         STOCK      LTIP
                                                   SALARY      BONUS    COMPENSATION       AWARDS        OPTIONS    PAYOUTS
NAME AND PRINCIPAL POSITION              YEAR      ($)(1)       ($)        ($)(2)            ($)           (#)      ($)(3)
-------------------------------------  ---------  ---------  ---------  -------------  ---------------  ---------  ---------
Arthur Ochs Sulzberger...............       1996    575,000    822,200        1,053               0        75,840          0
  Chairman and Chief                        1995    555,000    822,200            0               0        75,840    198,220
  Executive Officer                         1994    535,000    822,200(5)     8,248               0       100,000    336,300(5)

Russell T. Lewis(6)..................       1996    418,785    463,450        9,886               0        48,827          0
  President and Chief Operating
  Officer

Arthur O. Sulzberger, Jr.............       1996    450,000    510,200            0               0        40,057          0
  Publisher of THE NEW YORK TIMES           1995    428,000    510,200            0               0        40,057    132,685
                                            1994    408,000    510,200            0               0        48,573    225,150

William O. Taylor....................       1996    421,289    368,364        7,466               0        40,057          0
  Publisher of THE BOSTON GLOBE             1995    407,019    161,777        9,107               0        40,057          0
                                            1994    397,000    153,451       10,917               0        48,573          0

David L. Gorham......................       1996    400,000    396,000            0               0        34,514          0
  Senior Vice President                     1995    358,000    364,000        1,092               0        34,514    109,480
  Deputy Chief Operating Officer            1994    330,000    353,400        3,300               0        33,920    185,700

Lance R. Primis(7)...................       1996    485,000    499,350        5,855               0             0          0
  Former President and Chief                1995    460,000    665,800       13,338               0        48,827    149,345
  Operating Officer                         1994    435,000    665,800            0               0        70,000    241,838



           (A)                              (I)

                                         ALL OTHER
                                       COMPENSATION
NAME AND PRINCIPAL POSITION               ($)(4)
-------------------------------------  -------------
Arthur Ochs Sulzberger...............         4,500
  Chairman and Chief                          4,500
  Executive Officer                           4,500
Russell T. Lewis(6)..................         4,500
  President and Chief Operating
  Officer
Arthur O. Sulzberger, Jr.............         3,500
  Publisher of THE NEW YORK TIMES             3,500
                                              3,500
William O. Taylor....................             0
  Publisher of THE BOSTON GLOBE                   0
                                                  0
David L. Gorham......................         4,500
  Senior Vice President                       4,500
  Deputy Chief Operating Officer              4,500
Lance R. Primis(7)...................     3,590,340(8)
  Former President and Chief                  4,500
  Operating Officer                           4,500

--------------------------

1.  Salaries are set and paid on a calendar year basis.

2.  Amounts shown in column (e) represent tax payment reimbursements.

3.  The last long-term incentive award cycle ended in 1995.

4. Amounts shown in column (i) represent amounts contributed by the Company as 50% matching contributions for the first 6% of earnings contributed by or on behalf of the named individuals to the Company's Supplemental Retirement and Investment Plan. See also note 8.

5. $395,000 of Mr. Sulzberger's bonus for 1994 and $136,300 of his LTIP payout for 1994 consisted of 23,828 retirement units. Retirement units represent the right under the Company's 1991 Executive Stock Incentive Plan to receive shares of the Company's Class A Common Stock in ten equal annual installments commencing upon Mr. Sulzberger's retirement. The retirement units are included in the table at values of $22.5625 per unit (for 17,507 units) and $21.5625 per unit (for 6,321 units), the average prices of shares of the Company's Class A Common Stock on the dates of grant.

6. Mr. Lewis became President and Chief Operating Officer on September 20, 1996. Prior to that date, he was President of THE NEW YORK TIMES. Amounts shown include all compensation earned in 1996.

7. Mr. Primis resigned as President and Chief Operating Officer effective September 20, 1996.

8. In addition to amounts contributed on behalf of Mr. Primis to the Company's Supplemental Retirement and Investment Plan, this amount includes cash severance of $3,585,840. See "Termination of Employment Arrangements."

TERMINATION OF EMPLOYMENT ARRANGEMENTS

    The Company has entered into a Separation Agreement (the "Agreement") with Lance Primis, who resigned as the Company's President and Chief Operating Officer effective September 20, 1996. Pursuant to this Agreement, Mr. Primis continued to receive his regular monthly salary through January 3, 1997, and on that date received a payment of $499,350. This amount represented 150% of the bonus base amount set for Mr. Primis for 1996 by the Company's Compensation Committee. Mr. Primis also received a severance payment of $3,585,840. During the period ending June 16, 2006, Mr. Primis will receive medical and insurance coverage paid for by the Company and on July 19, 2001, will be eligible to receive an annual pension of $314,000 a year from the Company. A substantial part of such pension payments is conditioned on Mr. Primis's compliance with certain non-competition, confidentiality and non-solicitation covenants contained in the Agreement. Under the terms of the Agreement, all of Mr. Primis's unvested options vested as of September 20, 1996, and may be exercised during the one-year period ending September 20, 1997 (but in no event beyond the original expiration date).

    The Company has also entered into an agreement with David L. Gorham, who retired as a Senior Vice President of the Company effective January 1, 1997. Pursuant to this agreement, Mr. Gorham received a payment of $700,000 in early 1997. This amount was calculated as the approximate equivalent of his 1996 salary and annual bonus.

OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                                 GRANT DATE
                                                                      INDIVIDUAL GRANTS(1)(#)                     VALUE(2)
------------------------------------------------------------------------------------------------------------------------------

                         (A)                              (B)           (C)            (D)          (E)             (F)
                                                                    % OF TOTAL
                                                                      OPTIONS
                                                        OPTIONS     GRANTED TO     EXERCISE OR                   GRANT DATE
                                                        GRANTED    EMPLOYEES IN    BASE PRICE    EXPIRATION    PRESENT VALUE
                        NAME                              (#)       FISCAL YEAR      ($/SH)         DATE            ($)
-----------------------------------------------------  ---------  ---------------  -----------  ------------  ----------------
Arthur Ochs Sulzberger...............................     75,840          3.52        38.4375     12/19/2006       907,046.40
Russell T. Lewis.....................................     48,827          2.26        38.4375     12/19/2006       583,970.92
Arthur O. Sulzberger, Jr. ...........................     40,057          1.86        38.4375     12/19/2006       479,081.72
William O. Taylor....................................     40,057          1.86        38.4375     12/19/2006       479,081.72
David L. Gorham......................................     34,514          1.60        38.4375     12/19/2006       412,787.44
Lance R. Primis......................................          0           N/A            N/A            N/A              N/A

--------------------------
1. The options granted to the named individuals in 1996 become exercisable in installments of 25% of the original grant on each of the first through fourth anniversaries of the grant date. All options are for Class A Common Stock and have an exercise price equal to the market value of the stock on the grant date.

2. In accordance with the rules of the SEC, "Grant Date Value" has been calculated using the Black-Scholes model of option valuation, adjusted to reflect an option term of 6.04 years, which represents the weighted average (by number of options) over the past 10 years of the length of time between the grant date of options under the Company's plans and their exercise date for all option exercises by the named executive officers and five others who were named executive officers during that period. The model also assumes:
    (a) an interest rate of 6.19% that represents the interest rate on a U.S. Treasury Bond with a maturity date corresponding to that of the adjusted option term of 6.04 years; (b) volatility of 23.84% calculated using weekly stock prices for the five years (260 weeks) prior to the grant date; and (c) dividends for 1996 at the rate of $.60 per share, which was the annualized rate of dividends on a share of Class A Common Stock as of the grant date. Based on this model, the calculated value of the options on the December 19, 1996, grant date, was determined to be $11.96 per option.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION VALUES(1)

              (A)                      (B)           (C-1)         (C-2)             (D)                  (E)
                                                                                                       VALUE OF
                                                                                  NUMBER OF           UNEXERCISED
                                                                                 UNEXERCISED         IN-THE-MONEY
                                                   AGGREGATE     ANNUALIZED      OPTIONS AT           OPTIONS AT
                                     SHARES          VALUE         VALUE         FY-END (#)           FY-END ($)
                                    ACQUIRED        REALIZED      REALIZED      EXERCISABLE/         EXERCISABLE/
             NAME                ON EXERCISE (#)     ($)(2)        ($)(3)     UNEXERCISABLE(4)     UNEXERCISABLE(5)
-------------------------------  ---------------  ------------  ------------  -----------------  ---------------------
Arthur Ochs Sulzberger.........        20,211          84,997         9,346     309,400/205,863    4,475,797/1,577,031
Russell T. Lewis...............        29,366         160,314        55,358      33,572/103,571      407,449/657,845
Arthur O. Sulzberger, Jr.......        35,744         375,502       121,889      87,103/104,411    1,040,541/772,742
William O. Taylor..............             0               0             0      69,677/106,180      899,205/793,970
David L. Gorham................        20,255         150,311        26,198      72,651/84,313       906,715/582,396
Lance R. Primis................       281,094       2,975,891     1,209,186           0/0                  0/0

--------------------------
1.  All options are for Class A Common Stock.

2.  Market value of underlying securities at exercise minus the exercise price.

3. Aggregate Value Realized upon exercise (column c-1) divided by the number of years executive held applicable option before exercise.

4. Options granted to these executives under the Company's 1991 Executive Stock Incentive Plan become exercisable in four equal installments over a period of four years from the date of grant.

5. Market value of underlying securities at December 29, 1996 ($38.50), minus the option exercise price.

PENSION PLAN TABLE

    The following table shows the annual estimated benefits payable under the Company's defined benefit retirement plans upon retirement to employees in specified covered compensation and years of credited service classifications. The maximum annual benefit payable under the plans which cover the executive officers (other than Mr. Taylor) is 50% of average annual covered compensation for the five highest paid consecutive years out of the most recent 10 years. The maximum annual benefit is payable with 20 years of credited service and is prorated for less than 20 years. The amount of estimated annual benefit is based upon the assumption that the nonqualified supplemental executive retirement plan will continue in force in its present form.

     HIGHEST      ESTIMATED ANNUAL PENSION FOR
   FIVE YEAR    REPRESENTATIVE YEARS OF CREDITED
     AVERAGE               SERVICE(1)
      ANNUAL   ----------------------------------
COMPENSATION       10          15          20
-------------  ----------  ----------  ----------
 $500,000...   $  125,000  $  187,500  $  250,000
  750,000...      187,500     281,250     375,000
 1,000,000..      250,000     375,000     500,000
 1,250,000..      312,500     468,750     625,000
 1,500,000..      375,000     562,500     750,000
 1,700,000..      425,000     637,500     850,000

------------------------
1. The Company became obligated to continue retirement plans in which Mr. Taylor and other Boston Globe executives participate when it acquired API in 1993. The benefit under these plans is earned at a rate of 2% for each year of service up to 35 years, except that each year of service over 25 is credited as 75% of a year. The maximum annual benefit payable with at least 35 years of credited service is 65% of average annual compensation for the five years immediately preceding retirement, assuming employment by the Company until age 62. Under the plan, Mr. Taylor is entitled to an annual retirement benefit of 65% of his final average annual compensation.

    The benefits described in the table above are calculated on a straight-life annuity basis and are not subject to any reduction for Social Security or other offset amounts.

    For named executive officers (other than Mr. Taylor), annual covered compensation for 1996 is the sum of (i) the amount shown for 1996 in column (c) of the Summary Compensation Table above, (ii) the portion of the bonus earned for 1996 which was paid in 1996 plus the amount of such bonus which was deferred by the executive, and (iii) the portion of the annual bonus earned for 1995 which was paid in 1996 (including the cash equivalent value of retirement units awarded in lieu of cash). The Company generally pays 50% of the annual bonus earned for a particular year in that year and pays the remainder early in the following year; however, the bonus amounts payable as Annual Performance Awards to Arthur Ochs Sulzberger and Arthur O. Sulzberger, Jr. for 1995 and 1996 were paid by their terms in the years following the years in which they were earned. Annual covered compensation for 1996 was $1,397,200 for Arthur Ochs Sulzberger; $737,914 for Russell T. Lewis; and $1,150,800 for Lance R. Primis. Annual covered compensation for 1996 under the plan in which Mr. Taylor participates includes the amount of 1996 salary as shown in column (c) of the Summary Compensation Table plus the amount of 1996 bonus shown in column (d) of such Table.

    The named executive officers had the following full years of credited service as of December 29, 1996: Arthur Ochs Sulzberger: 45; Russell T. Lewis:
25; Arthur O. Sulzberger, Jr.: 18; William O. Taylor: 40; David L. Gorham: 22; and Lance R. Primis: 27.

    Under another plan which the Company became obligated to continue when it acquired API in 1993, Mr. Taylor is entitled to a payment at his termination of employment equal to 40 weeks of his compensation at that time.

PERFORMANCE PRESENTATION

    The following graph shows the annual cumulative total shareholder return for the five years ending December 31, 1996, on an assumed investment of $100 on December 31, 1991, in the Company, the Standard & Poor's S&P 500 Stock Index and an index of a peer group of communications companies. The peer group returns are weighted by market capitalization at the beginning of each year. The peer group is comprised of the common stocks of the Company and the following other communications companies: Dow Jones & Company, Inc., Gannett Co., Inc., Knight-Ridder, Inc., Media General, Inc., The Times Mirror Company, Tribune Company and The Washington Post Company. Shareholder return is measured by dividing (a) the sum of (i) the cumulative amount of dividends declared for the measurement period, assuming monthly reinvestment of dividends and (ii) the difference between the issuer's share price at the end and the beginning of the measurement period by (b) the share price at the beginning of the measurement period.

    Also shown below are the related annual percentage changes in shareholder return for each of the five years shown in the graph. The information shown in the chart has been derived from the graph.

        STOCK PERFORMANCE COMPARISON BETWEEN S&P 500, THE NEW YORK TIMES
           COMPANY'S CLASS A COMMON STOCK AND PEER GROUP COMMON STOCK

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               NYTC      S&P 500    PEER GROUP
12/31/1991         100        100           100
12/31/1992         114        108           113
12/31/1993         116        118           131
12/31/1994         100        120           122
12/31/1995         137        165           156
12/31/1996         178        203           192

                    ANNUAL PERCENTAGE CHANGE IN TOTAL RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             NYTC      PEER GROUP    S&P 500
12/31/92          14            13          8
12/31/93           2            17         10
12/31/94         -14            -7          1
12/31/95          37            28         38
12/31/96          31            23         23

COMPENSATION COMMITTEE REPORT

    The Compensation Committee has furnished the following report on executive compensation for inclusion in this proxy statement:

    To the Stockholders of The New York Times Company:

    In order to effectively serve the interests of the Company and its stockholders, compensation for the Company's executive officers, including the Chief Executive Officer, is designed to create incentives for high levels of individual and Company performance and to reward such performance. Annual bonuses are paid only if financial targets are achieved. These targets are set by the Committee in advance in conjunction with its review of the Company's strategic and operating plans. The Committee grants stock options as part of executive compensation because it views stock options as a means of motivating superior performance and directly linking the interests of executives with those of stockholders. Stock options produce value for executives only if the Company's stock price increases over the option price, which is set at the market price on the date of grant.

    In 1995, the Committee, which consists solely of non-employee directors of the Company, structured 1996 compensation for executive officers to consist of salary, an annual bonus potential and stock options. As noted above, annual bonus amounts actually paid were based largely on the Company's financial performance. A substantial share of total potential cash compensation for executive officers depended on incentive bonus potentials and thus was tied to Company performance. The more responsible the executive officer's position, the greater the portion of potential total cash compensation that depended on incentive bonus potentials.

    Prior to the Committee's determination of salaries and annual cash bonus potentials for the Company's Chief Executive Officer and its executive officers, management reported to the Committee on its review of survey data assembled by outside compensation consultants. The data analyzed total actual cash compensation for comparable executive positions at United States media companies, including those companies in the peer group used in the graph showing comparative stock performance. The companies surveyed had revenues ranging from approximately $250 million to $3.8 billion; the consultants' analysis took into account the effect of revenue size on the compensation practices of individual companies. The data were used to set target annual cash compensation for executive officers slightly above the midrange of companies surveyed and to allocate a significant portion of such compensation to performance-based annual bonus potentials.

    Salaries for executive officers are reviewed annually and were set for 1996 in late 1995. Increases in salary range midpoints over 1995, including increases for the named executive officers, were based on a review of the competitive data. The 1996 salary midpoints for the Company's executive officers were generally within the midrange of practices for media companies surveyed, taking into account the Company's revenue size. In setting compensation for individual executive officers, the Committee considered individual performance, performance of the executive's operating unit where applicable and the performance of the Company as a whole. The Committee believes these salaries are appropriate in light of salaries paid for comparable positions at other companies and the individual performance of the executives.

    Annual bonus potentials for 1996 were set for executive officers in late 1995. The amounts actually paid depended principally on the level of achievement of performance against financial targets which were also set by the Committee in late 1995 and, to a lesser extent, an individual's performance and contribution to other operating unit goals. These targets were largely based on operating earnings of the Company or of the person's operating unit and were generally substantially exceeded for 1996.

    The number of stock options granted to each executive officer in 1996 depended on the degree of responsibility of the executive officer's position. The number was based on a review of survey data supplied by outside compensation consultants of stock option grants and other long-term compensation paid to executives at comparable salary levels at other media companies. In granting options, the Company's goals are to attract, retain and motivate the highest caliber of executives by offering a competitive combination of annual and long-term compensation and to link a significant portion of executives' total compensation to the interests of stockholders. To implement these goals, the Company's grants were generally made at the 75th percentile of media companies in the survey data. All stock options have an exercise price equal to the market price of the Class A Common Stock on the date of grant. In order to assure the retention of high level executives and to tie the compensation of those executives to the creation of long-term value for stockholders, the Committee provided that these stock options become exercisable in equal portions over a four-year period. The number of options previously granted that remain outstanding was not considered in making option grants in 1996.

    The Internal Revenue Code has set certain limitations on the deductibility of compensation paid to a public company's five most highly compensated executive officers. In 1995, stockholders of the Company approved amendments to the Company's 1991 Executive Cash Bonus Plan and 1991 Executive Stock Incentive Plan that will insure that compensation paid by the Company to executive officers pursuant to these plans will be deductible by the Company for federal income tax purposes. All compensation paid to the Company's executive officers in 1996 was deductible by the Company in accordance with such provisions of the Internal Revenue Code.

    The annual bonus paid to Mr. Sulzberger for 1996 was equal to the amount paid for 1995. This is because in both years the earnings per share targets set for the annual bonus were met or exceeded substantially, resulting in bonus payouts at the maximum permitted under the plan. Mr. Sulzberger's annual bonus for 1996 represented approximately 59% of his total cash compensation for 1996.

    The Committee believes that Mr. Sulzberger's 1996 compensation was appropriate in light of his role in the Company's recent performance, which in 1996 included significantly improved performance over 1995 in most lines of business and in earnings per share, his years of experience and stature in the communications business, and his role in restructuring the Company's senior management team.

                                          Richard L. Gelb, CHAIRMAN
                                          John F. Akers
                                          Louis V. Gerstner, Jr.
                                          Robert A. Lawrence
                                          Charles H. Price II

--------------------------------------------------------------------------------
PROPOSAL NUMBER 2
SELECTION OF AUDITORS
--------------------------------------------------------------------------------

    The Company has an Audit Committee of the Board of Directors, whose members are appointed annually by the Board. The Audit Committee currently consists of George B. Munroe, Chairman, A. Leon Higginbotham, Jr., George L. Shinn, Donald
M. Stewart and Cyrus R. Vance, none of whom is an employee of the Company.

    The Audit Committee has selected the firm of Deloitte & Touche LLP, independent certified public accountants, as auditors of the Company for the fiscal year ending December 28, 1997, subject to ratification of such selection by the Class A and Class B stockholders of the Company voting together as one class. Deloitte & Touche LLP and its predecessor firm, Deloitte Haskins & Sells, have audited the financial statements of the Company for many years.

    The Company has been informed by Deloitte & Touche LLP that such firm has no direct financial interest nor any material indirect financial interest in the Company or any of its affiliated companies. Neither Deloitte & Touche LLP nor its predecessor has had any connection during the past five years with the Company or any of its affiliated companies in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

    A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will be afforded the opportunity to make a statement if he decides to do so. Such representative will also be available to respond to appropriate questions from stockholders at the Annual Meeting.

    The Board of Directors recommends a vote FOR the following resolution which will be presented to the meeting:

           RESOLVED, that the selection, by the Audit
       Committee of the Board of Directors, of Deloitte & Touche LLP, independent certified public accountants, as auditors of the Company for the fiscal year ending December 28, 1997, is hereby ratified, confirmed and approved.

    The affirmative vote of the holders of a majority of the shares of Class A and Class B Common Stock represented at the Annual Meeting, in person or by proxy, voting together as one class, is required for approval of this resolution. As a result, an abstention or a broker non-vote will have the same effect as a vote against the foregoing resolution.

--------------------------------------------------------------------------------
OTHER MATTERS
--------------------------------------------------------------------------------

DISCRETIONARY AUTHORITY TO VOTE PROXY

    Management does not know of any other matters to be considered at the Annual Meeting. If any other matters do properly come before the meeting, the Proxy will be voted in respect thereof in accordance with the best judgment of the persons authorized therein, and the discretionary authority to do so is included in the Proxy.

ANNUAL REPORT; ANNUAL REPORT ON FORM 10-K

    The Annual Report of the Company for the year 1996 accompanies this Proxy Statement. The Company's 1996 Annual Report on Form 10-K, as filed with the SEC, which includes audited financial statements, is included in the Company's Annual Report.

    Stockholders who would like an additional copy of the Company's 1996 Annual Report on Form 10-K may obtain it, free of charge, upon request to the Secretary of the Company.

SUBMISSION OF STOCKHOLDER PROPOSALS

    Stockholders who intend to present proposals at the 1998 Annual Meeting must insure that such proposals are received by the Secretary of the Company not later than December 8, 1997. Such proposals must meet the requirements of the SEC to be eligible for inclusion in the Company's 1998 proxy materials.

By Order of the Board of Directors.

/s/ Laura J. Corwin

LAURA J. CORWIN
SECRETARY
New York, N. Y.
April 7, 1997

FROM DOVER / EASTERN SHORE
Take Route 13 South. Cross the Chesapeake Bay Bridge Tunnel ($10.00). Continue on Route 13 South (Northhampton Blvd.) to I-64 East (Chesapeake / Suffolk). Follow I-64 East to exit 284 for Norfolk (I-264 West). Continue on I-264 West and take exit 9, (left exit) Waterside Drive. Follow the Downtown Norfolk Directions.

FROM RICHMOND
Take I-64 East. Follow signs for Norfolk. Cross the Hampton Roads Bridge Tunnel. Take exit 284 for Norfolk (I-264 West). Continue on I-264 West and take exit 9, (left exit) Waterside Drive. Follow the Downtown Norfolk Directions.

FROM RALEIGH
Take Route 64 East toward Rocky Mount. At Rocky Mount take I-95 North. Use exit 11 at Emporia to Route 58 East. Continue on Route 58 East toward Suffolk, VA. After Suffolk, Route 58 East will become 3 lanes. Stay in the center lane, following signs for Norfolk. Road will split, center lane will veer right.
After split there will be four lanes. Use left or center lanes which will become I-264 East. Follow signs for Norfolk. Continue on I-264 East through the Downtown Tunnel. After the tunnel, go over the 4-lane bridge (Berkeley Bridge). Use center lane for Waterside Drive Exit. Folow the Downtown Norfolk Directions.

FROM THE AIRPORT
Leaving the Airport, continue straight to I-64 East. Take exit 284 for Norfolk (I-264 West). Continue on I-264 West and take exit 9, (left exit) Waterside Drive. Follow the Downtown Norfolk Directions.

DOWNTOWN NORFOLK TO WTKR-TV NEWSCHANNEL 3
Follow Waterside Drive as it curves around and continues straight, (approx. 1 mile). Waterside Drive turns into Boush Street. Park in the Bute Street Parking Garage. It is on the (left) corner of Boush and Bute. WTKR-TV NewsChannel 3 is within one walking block, 720 Boush Street, corner of Brambleton and Boush Street.

                           THE NEW YORK TIMES COMPANY                    CLASS A
             Proxy Solicited on Behalf of the Board of Directors of
P               the Company for Annual Meeting on May 16, 1997
R
O The undersigned hereby constitutes and appoints Arthur Ochs Sulzberger, X Laura J.Corwin and Solomon B. Watson IV, and each of them, as proxies with Y full power ofsubstitution in each, to represent the undersigned at the Annual
  Meeting of Stockholders of THE NEW YORK TIMES COMPANY to be held at 9:00 A.M., local time, at WTKR-TV, 720 Boush Street, Norfolk, Virginia 23510, on Friday, May 16, 1997, or at any adjournments thereof, and to vote on all matters coming before said meeting including the proposals indicated on the reverse side hereof.

Election of Class A Directors.                       Change of Address
Nominees:

A. Leon Higginbotham, Jr.,                    ----------------------------------
Robert A. Lawrence, Charles H. Price II,      ----------------------------------
Donald M. Stewart, William O. Taylor          ----------------------------------
                                              ----------------------------------
                                              (If you have written in the above
                                              space, please mark the
                                              corresponding box on the reverse
                                              side of this card)

You are encouraged to specify your choices by marking the appropriate boxes
-SEE REVERSE SIDE-but you need not mark any boxes if you wish to vote in accordance with the Board of Director's recommendations. Your shares cannot be voted unless you sign and return this card.
                                                                 SEE REVERSE
                                                                    SIDE
--------------------------------------------------------------------------------
                               FOLD AND DETACH HERE

                                                                            0473

[x] Please mark your votes as in this example.


    This proxy when properly executed will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR the election of Class A directors and FOR proposal 2.
--------------------------------------------------------------------------------
        The Board of Directors recommends a vote FOR proposals 1 and 2.
--------------------------------------------------------------------------------

                         For      Withheld                                      For    Against   Abstain
1. Election of          [   ]       [   ]      2. Ratification of selection    [   ]    [   ]     [   ]
   Class A Directors                              of Deloitte & Touche LLP
   (see reverse)                                  as auditors

For, except vote withheld from the following nominee(s)

-------------------------------------------------------
---------------------------------------------------------------------------------------------------------

                                      This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on May 16, 1997.

                                      Your signature on the proxy is your
                                      acknowledgment of receipt of the Notice of Meeting and Proxy Statement, both dated April 7, 1997.

                                      The signer hereby revokes all proxies
                                      heretofore given by the signer to vote at said meeting or at any adjournment thereof.

                                      Change of
                                      address on      [   ]
                                      Reverse Side

Signature(s)                                        Date
            ----------------------------------------    ------------------------
Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing as a corporation, please give full corporate name by authorized officer.
--------------------------------------------------------------------------------
                            FOLD AND DETACH HERE

                            THE NEW YORK TIMES COMPANY                   CLASS B
              Proxy Solicited on Behalf of the Board of Directors of
                   the Company for Annual Meeting on May 16, 1997

P
R
O
X The undersigned hereby constitutes and appoints Arthur Ochs Sulzberger, Y Laura J.Corwin and Solomon B. Watson IV, and each of them, as proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of THE NEW YORK TIMES COMPANY to be held at 9:00 A.M., local time, at WTKR-TV, 720 Boush Street, Norfolk, Virginia 23510, on Friday, May 16, 1997, or at any adjournments thereof, and to vote on all matters coming before said meeting including the proposals indicated on the reverse side hereof.

  Election of Class B Directors. Nominees:
                                                       Change of Address
  John F. Akers, Richard L. Gelb, Ruth S.
  Holmberg, Russell T. Lewis, George B.           ------------------------------
  Munroe, George L. Shinn, Arthur Ochs            ------------------------------
  Sulzberger, Arthur Ochs Sulzberger, Jr.,        ------------------------------
  Judith P. Sulzberger                            ------------------------------
                                                  (If you have written in the
                                                  above space, please mark the
                                                  corresponding box on the
                                                  reverse side of this card)


You are encouraged to specify your choices by marking the appropriate boxes-SEE REVERSE SIDE-but you need not mark any boxes if you wish to vote in accordance with the Board of Director's recommendations. Your shares cannot be voted unless you sign and return this card.
                                                                    SEE REVERSE
                                                                      SIDE
--------------------------------------------------------------------------------
                               FOLD AND DETACH HERE

                                                                            2553
[x] Please mark your votes as in this example.


    This proxy when properly executed will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR the election of Class B directors and FOR proposal 2.
--------------------------------------------------------------------------------
        The Board of Directors recommends a vote FOR proposals 1 and 2.
--------------------------------------------------------------------------------

                         For      Withheld                                      For    Against   Abstain
1. Election of          [   ]       [   ]      2. Ratification of selection    [   ]    [   ]     [   ]
   Class B Directors                              of Deloitte & Touche LLP
   (see reverse)                                  as auditors

For, except vote withheld from the following nominee(s)

-------------------------------------------------------
---------------------------------------------------------------------------------------------------------

                                        This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on May 16, 1997.

                                        Your signature on the proxy is your
                                        acknowledgment of receipt of the Notice
                                        of Meeting and Proxy Statement, both
                                        dated April 7, 1997.

                                        The signer hereby revokes all proxies
                                        heretofore given by the signer to vote
                                        at said meeting or at any adjournment
                                        thereof.

                                        Change of address    [    ]
                                        on Reverse Side

Signature(s)                                               Date
            -----------------------------------------------    -----------------
Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing as a corporation, please give full corporate name by authorized officer.
--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

SECRETARY'S OFFICE


                                                                NO POSTAGE
                                                                 NECESSARY
                                                                IF MAILED
                                                                  IN THE
                                                              UNITED STATES


--------------------------------------------
BUSINESS REPLY MAIL
FIRST CLASS MAIL  PERMIT NO 289  NEW YORK NY
--------------------------------------------
POSTAGE WILL BE PAID BY ADDRESSEE

         THE NEW YORK TIMES COMPANY
         229 WEST 43D STREET
         NEW YORK NY  10109 - 0225

Please return this card ONLY
IF YOU PLAN TO ATTEND.                      / / I plan to attend the Meeting.*

THE NEW YORK TIMES COMPANY
ANNUAL MEETING OF STOCKHOLDERS              Please type or print clearly.
9:00 A.M., FRIDAY, MAY 16, 1997

WTKR-TV
720 BOUSH STRET                             _________________________________
NORFOLK, VIRGINIA 23510                     Name of Stockholder

[NYT LOGO]                                  _________________________________
                                            Street Address

                                            _________________________________
                                            City           State   Zip



                                            *To faciliate counting,
                                            please forward your proxy
                                            to the Transfer Agent
                                            even if you are planning
                                            to attend. You can always
                                            revoke it at the meeting
                                            if you wish.